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                                                                  Exhibit 5.1


                                 May 23, 2000


Netgateway, Inc.
300 Oceangate, 5th Floor
Long Beach, CA 90802


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 23, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares of your Common Stock (the "Stock").

     In rendering this opinion, we have examined the following:

     1. your registration statement on Form S-4 filed with the Commission on November 18, 1999 (File No. 333-79751);

     2. your Quarterly Report on Form 10-Q for the quarters ended December 31, 1999 and March 30, 2000;

     3. your Current Report on Form 8-K filed with the Commission on March 21, 2000;


     4. the Registration Statement, together with the exhibits filed as part thereof;


     5. the joint proxy statement/prospectus prepared in connection with the Registration Statement (the "Prospectus");


     6. your Certificate of Incorporation filed with the Delaware Secretary of State on May 12, 1999 and your Bylaws, each of which are listed as exhibits to the Registration Statement; and


     7. the minutes of meetings and actions by written consent of the Board of Directors that are contained in your minute books.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and


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Netgateway, Inc.
May 23, 2000
Page 2

the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that up to 5,000,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       NIDA & MALONEY, LLP




                                       By:  /s/ C. Thomas Hopkins
                                          -----------------------
                                            C. Thomas Hopkins